THIS VEND-IN AGREEMENT FOR THE PURCHASE AND SALE OF RESOURCE EXPLORATION PROPERTY made effective as of February 28, 2007 is by and between WOLVERINE EXPLORATION INC. (“Wolverine”), a Nevada, U.S.A. corporation having an office at 2470 Saint Rose Pkwy, Suite 304, Henderson, NV, U.S.A. 89074 (herein called the "Buyer"), and SHENIN RESOURCES INC. (“Shenin”), an Alberta, Canada corporation, having an office at 103 Huntcroft Place NE, Calgary, Alberta, Canada T2K 4E6, acting in a dual capacity:

(a)Shenin, as agent, for each of the prospectors and grubstakers set out in Recital D below, according to their respective interests (herein collectively called the "Sellers"), and

(b)Shenin, as principal, whereby Shenin acquires for its own benefit an undivided 10% carried interest in the Property, all as set out below:

RECITALS:

A.    WHEREAS Buyer was formed in the State of Nevada, U.S.A. on February 24, 2006 for the purpose of undertaking mining exploration and mining development worldwide, including in particular being engaged in the exploration and development of mining prospects of Minerals in Labrador, Canada;

B.    AND WHEREAS Buyer has authorized capital of 200,000,000 voting common shares, of which 4,000,000 are at present issued and outstanding as fully paid and non-assessable;

C.    AND WHEREAS Buyer is seeking interests in mining properties with favourable prospects of exploration which have the potential to yield Minerals in commercial quantities;
____”LC”_______   __”RH”_____
Initial                   Initial

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D.    AND WHEREAS Buyer wishes under this Agreement to acquire and Sellers, through Shenin as their agent, wishes to sell 90% of their Interest in Property from time to time, such 90% portion of the Interest in Property herein called the "Purchased Interest";

E.    AND WHEREAS the Sellers comprise the following group of persons each of whom has   either
(i)prospected, or

(ii)contributed pursuant to a prior arrangement directly or indirectly by way of material, advice, guidance, provisions, services or financing for the prospecting for, exploring for or developing a mining property for Minerals in Labrador, including without limitation, the seeking, finding, staking, exploring, developing or the financing of the undertaking therefor, and as a result thereof earned an undivided interest in the Property, 90% of which is being disposed of to Wolverine in consideration for the receipt of common shares of Wolverine as set out below:

Contributor	Contribution	Wolverine Common Shares
(Alphabetical Order)
Biggar, Ralph	cash, staking	4,000,000
Den Duyf, Arthur	cash	5,000,000
Haderer, Richard	founder, services	5,000,000
Lynch, Deirdre	cash	5,000,000
Ng, Thain Yew	staking	5,000,000
Nichols, Neil	services	5,000,000
Poker, Prote	prospector	5,000,000
TOTAL		34,000,000

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F.    AND WHEREAS Shenin is not a shareholder of Wolverine now or as a result of the current transaction proposed herein;

G.    AND WHEREAS Shenin is controlled by Prote Poker, an Innu individual, and Shenin is eligible to do business with the Innu Nation in Labrador;

H.    AND WHEREAS Shenin, as principal, wishes under this Agreement

(a)to acquire and retain and Sellers wish to transfer an undivided 10% carried interest in their total Interest in Property from time to time, such 10% portion of the Interest in Property transferred to Shenin herein called the "Shenin Interest", and

(b)to receive the sum of USD$34,000, representing ten percent of the aggregate value of the common shares of Wolverine issued hereunder, payable on demand after May 31, 2007;

I.    AND WHEREAS for clarity the Sellers’ Interest represents 100% of their rights to the Property, the Purchased Interest represents 90% and the Shenin Interest represents 10%, the latter being a net carried interest such that Wolverine will bear 100% of the costs of exploration and development.

J.    AND WHEREAS the Buyer will commit to performing certain exploration or development work on the Property over the next three years;

K.    AND WHEREAS this is an ongoing contractual relationship by which the Parties wish to have this Agreement govern Interests in other Property in Labrador which they may acquire from time to time;

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NOW WITNESS THEREFORE in consideration of the mutual covenants, agreements and warranties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

DEFINITIONS

The following terms shall have the meanings set forth above or herein for the purposes of the transactions described in this Agreement:

Affiliate of any Person shall mean any corporation, proprietorship, partnership, trust or entity which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such Person or group of Persons with whom the Person deals at non-arm’s length as defined in the Canadian Tax Act.

Agreement shall mean this Agreement for the Purchase and Sale of Resource Property, including all Schedules hereto, as it may be amended from time to time in accordance with its terms.

Applicable Law shall mean any domestic or foreign law, statute, guideline, ordinance, bylaw (zoning or otherwise), order, judgment, decree or similar restriction of any kind applicable to Seller or to any of the Purchased Interest.

Assumed Obligations shall have the meaning given to that term in Section 1.2 hereof, and shall include all Permitted Encumbrances.

Canadian Tax Act shall mean the Income Tax Act (Canada), as amended, and the regulations made pursuant thereto.

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Closing shall mean the consummation of the transactions contemplated herein.

Closing Document shall mean any document delivered in the process of Closing as provided in or pursuant to this Agreement.

Confidential Information shall have the same meaning as Wolverine Confidential Information set out in Schedule C, the Confidentiality Agreement.

Contract shall mean any contract or commitment pertaining to the Purchased Interest listed on Schedule 2.11

Effective Date shall mean February 28, 2007 for all purposes.

Encumbrance shall mean any encumbrance of any kind including, without limitation, any option, pledge, charge, lien, mortgage, trust, deemed trust, lease, sublease, claim, covenant, condition or restriction (whether on sale, transfer or disposition or otherwise), all limitations, conditions, offsets, reservations, withholding, charges and government assessment or work requirements and contractual commitments whether imposed by agreement, law or otherwise, whether of record or otherwise.

Governmental Authority shall mean:

(a)the Government of Canada or any provincial, territorial, regional, municipal, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and

(b)the Government of the United States of America or any state, territorial, regional, municipal, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

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Interest shall mean the following legal and beneficial interest in a Property, subject to Assumed Obligations:

(a)the Purchased Interest of 90% of the whole interest, and

(b)the Shenin Interest of 10% of the whole interest,

and shall include all proceeds from the exploitation or sale or other disposition of the Property.

Licence shall mean the licences referred to on Schedule 2.7 Resource Property, including without limitation any permit, approval, right, privilege, or concession issued, granted, conferred or otherwise created by a Governmental Authority that relate to the Purchased Interest, at Closing or added to the Schedule in relation to a subsequent transaction for further Property.

Minerals shall mean all minerals, metals and industrial minerals whatever.

Permitted Encumbrance shall mean at the time of Closing any encumbrance of any kind including, without limitation,

(a)any option, pledge, charge, lien, mortgage, trust, deemed trust, lease, sublease, claim, covenant, condition or restriction (whether on sale, transfer or disposition or otherwise),

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(b)all limitations, conditions, offsets, reservations, withholding, charges;

(c)government assessment or work requirements and contractual commitments, including without limitation the Work Commitments, whether imposed by agreement, law or otherwise, whether of record or otherwise, and

(d)the security interest granted by and as evidenced in the Promissory Note.

Person shall mean any individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, Indian Band, the Crown, any Governmental Authority or any other entity recognized by law.

Promissory Note shall mean the negotiable bill of exchange in the sum of USD$34,000.00, substantially in the form of Schedule 1.4 hereto, which shall also contain the grant of the  security interest in the Purchased Interest set out therein.

Property shall mean the rights or territory in Labrador in respect of which Licences have issued to or for the benefit of the Sellers, or may issue to or for the benefit of the Sellers from time to time, to explore and take Minerals of any nature whatever from the licenced claims, staked area or otherwise acquired property interest described in the Schedule 2.7  Resource Property, to the extent permitted by Governmental Authority and the particular Licences.

Purchased Interest shall mean in respect of a particular Property, an undivided 90% interest in and to Sellers’ Interest in any particular Property.

Seller shall mean Shenin Resources Inc.

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Sellers’ Interest shall mean in respect of a particular Property, the whole of the legal and beneficial right, title to and interest in the particular Property, subject to all Assumed Obligations.

Shenin Interest shall mean
(a)an undivided 10% of Sellers’ Interest in any particular Property, 90% of which was sold to Buyer pursuant hereto;

(b)an undivided 10% of Wolverine’s Interest in any particular Property owned in any respect by it situated in Labrador which was not acquired from Sellers, and

(c)an undivided 100% of Seller’s Interest in any other Property of the Sellers.

Staking Records shall mean all staking, claim and licence records in respect of the Purchased Interest, including without limitation, all Confidential Information in relation thereto.

Taxes shall mean all taxes, charges, fees, duties, levies or other assessments, including (without limitation) income, gross receipts, net proceeds, capital, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, goods and services, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance and employees' income withholding, unemployment, employer health and Social Security taxes, which are imposed by Canada or any province, territory, region, municipality or local or foreign government or any agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

USD shall mean dollars of the currency of The United States of America.

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Work Commitments shall have the meaning set out in section 1.2(c) hereof.

ARTICLE I
PURCHASE AND SALE
ASSUMPTION OF CERTAIN LIABILITIES

1.1    Purchase and Sale:

(a)Purchase and Sale of Purchased Interest. Subject to the terms and conditions set forth in this Agreement, as of the Effective Date the Sellers shall and do hereby sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, accept, acquire and take assignment and delivery of the Purchased Interest. The purchase price for the Purchased Interest shall be THREE HUNDRED FORTY THOUSAND (USD$340,000.00) US DOLLARS (the "Purchase Price");

(b)Fee to Shenin:  Buyer shall pay to Shenin the sum of THIRTY FOUR THOUSAND (USD$34,000.00) DOLLARS, plus applicable goods and services taxes, considered to have been earned for services rendered in respect of the within transactions; and

(c)Transfer of 10% Beneficial Interest to Shenin. Subject to the terms and conditions set forth in this Agreement, as of the Effective Date, the Sellers shall and do hereby sell, assign, transfer and deliver to Shenin for its own benefit, and Shenin shall purchase, accept, acquire and take assignment and delivery of, the 10% beneficial Shenin Interest. The purchase price for the Shenin Interest shall be ONE (USD$1.00) US DOLLAR, the receipt and sufficiency of which is hereby acknowledged by each of the Sellers.

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1.2    Assumed Obligations. The Buyer assumes, and agrees to pay, perform, fulfil and discharge, from and after the Effective Date, the obligations arising with respect to the Contracts or Licences  and otherwise as set out on or incorporated by reference in Schedule 1.2, including without limitation, the following:

(a)the payment of 100% of all assessment work and Work Commitments required by any Governmental Authority or Contract or Licence in respect of each Property in accordance with the terms of such Contract or from the time of the grant of such Licence, and

(b)the following commitments to perform work, assessment work, field exploration, geophysical exploration or other improvements on the Property of reasonably acceptable value to Shenin, or reasonably allocated to the Property with the approval of Shenin, (herein called the “Work Commitments”) as follows:

(i)CAD$150,000 on or before March 1, 2008,
(ii)CAD $200,000 on or before March 1, 2009, and
(iii)CAD$250,000 on or before March 1, 2010; provided that
(iv)any excess amount spent in one year may be carried forward and applied towards fulfilment of the expenditure required in a later year.

1.3    Excluded Obligations.  There are no excluded obligations.

1.4    Payment of Purchase Price, etc. As of the Effective Date:

(a)Wolverine Shares.  The Buyer shall pay and satisfy the Purchase Price due to the Sellers by means of issuance and delivery to the Persons comprising the Sellers, according to their respective interests as set out in Recital E above, the total of 34,000,000 voting common shares of the Buyer, at an issue price of USD$.01 (one cent) each, as fully paid and non-assessable, and

(b)Promissory Note. The Buyer shall pay to Shenin for its own account the sum of USD$34,000.00 at a future date and as of the Effective Date shall deliver to Shenin for its own account the delay-demand Promissory Note in the amount of USD$34,000.00, plus applicable taxes and the grant of the security interest therein described.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLERS

The Sellers hereby represent and warrant to the Buyer as set out in the following subsections of this Section and acknowledge that the Buyer is relying on such representations and warranties in entering into this Agreement.

2.1    Due Incorporation. The agent for the Sellers, Shenin Resources Inc., is a corporation duly established, organized and validly existing in accordance with the laws of the Province of Alberta, Canada with all requisite power and authority to be, and is, the duly and irrevocably authorized agent of the Sellers, who are the legal and beneficial owners of the Property.

2.2    Due Authorization. Shenin, on behalf of the Sellers, has full power and irrevocable authority from each of the Sellers to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly and validly executed and delivered by Shenin for itself and on behalf of the Sellers and constitutes the legal, valid and binding obligation of Shenin and each of the Sellers, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

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2.3    Absence of Conflicting Agreements. Except for the Assumed Obligations, to the knowledge of Shenin, on behalf of the Sellers, none of the execution and delivery of this Agreement, or the observance and performance by Shenin, on behalf of the Sellers, of any covenant or obligation under this Agreement or any Closing Document to which it is a party, or the Closing:

(a)contravenes or results in, or will contravene or result in, a violation of or a default under (with or without the giving of notice or lapse of time, or both) or in the acceleration of any obligation under any Applicable Law, any Contract or  Licence, the constating documents of Shenin, and the provisions of any agreement, lease, mortgage, security document, obligation or instrument to which the Sellers are a party, or by which the Sellers or the Sellers’ Interest is bound or affected.

(b)relieve any other party to any Contract, of that party's obligations thereunder or enable it to terminate its obligations thereunder; or

(c)result in the creation or imposition of any Encumbrance, other than an Assumed Obligation, on the Sellers’ Interest or any of the Purchased Interest.

2.4    Consents. Except as set forth on Schedule 2.4, no notice to, registration, declaration or filing with, authorization of, exemption by, or consent, approval or order of any person, entity or Governmental Authority is required in order for the Sellers to consummate the transactions contemplated hereby or to avoid the loss of any Licence relating to the Sellers’ Interest.

2.5    Title to and Condition of Purchased Interest. The Sellers have good and marketable title to and are the legal and beneficial owner of the Sellers’ Interest, including the Purchased Interest listed on Schedule 2.5, and the Sellers have the full right to sell, convey, transfer, assign and deliver the Purchased Interest, free and clear of any Encumbrance, other than Assumed Obligations.  As of the Effective Date, the Sellers shall convey the Purchased Interest to the Buyer by declarations of trust, deeds, bills of sale, documents of title and instruments of assignment and transfer effective to vest in the Buyer, and the Buyer will have, good and marketable title to all of the Purchased Interest, free and clear of all Encumbrances, other than the Assumed Obligations.

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2.6    No Defaults or Violations. Except as set forth on Schedule 2.6, the Sellers have not materially breached any provision of, nor are in material default under the terms of, any Contract or Licence to which the Sellers are a party or by which the Sellers are bound and which relates to the Sellers’ Interest and to the knowledge of Shenin, on behalf of the Sellers, no other party to any such Contract or Licence is in breach or default thereunder in any material respect.

2.7    Licences. The Sellers hold all of the Licences described on Schedule 2.7.   The Sellers have not received any notice of revocation or modification of any such Licences and all Licences are assignable or transferable to the Buyer to the extent of the Purchased Interest.

2.8    Litigation. Except as disclosed in Schedule 2.8, there are no actions, suits, labour disputes or other litigation, proceedings or governmental investigations pending or, to the knowledge of the Sellers, threatened against or affecting the Sellers or the Sellers’ Interest, or relating to the transactions contemplated by this Agreement. The Sellers are not subject to any order, judgment, decree, stipulation or consent of or with any court or Governmental Authority which has or may have a material adverse effect on the Sellers’ Interest.

2.9    Taxes. Each of the Sellers is a resident of Canada within the meaning of the Canadian Tax Act. To the best of the Sellers’ knowledge, there are no Encumbrances, other than Assumed Obligations, against the Sellers’ Interest in respect of Taxes, and there are no Taxes due and owing or that will become due and owing that shall give rise to any such Encumbrance.

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2.10    Holding and Use of Sellers’ Interest. The holding and use of the Sellers’ Interest has been conducted in all material respects in compliance with all Applicable Laws and the Sellers have not received any notice of any alleged breach of any such Applicable Laws.

2.11    Contracts. Schedule 2.11 is an accurate and complete list of all Contracts relating to the Sellers’ Interest.

2.12    Disclosure. Neither this Agreement nor any other agreement, statement, list, certificate or other information furnished or to be furnished by or on behalf of the Sellers or to the Buyer in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact regarding the Sellers, or the Sellers’ Interest, or omits or will omit to state a material fact necessary to make the statements regarding the Sellers, or the Sellers’ Interest contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER WOLVERINE

The Buyer represents and warrants to the Sellers as set out the following subsections of this Section and acknowledges that the Sellers are relying on such representations and warranties in entering into this Agreement.

3.1    Due Incorporation. The Buyer is a corporation duly organized and validly existing under the laws of the State of Nevada, U.S.A., with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as contemplated upon the acquisition of the Sellers’ Interest.

3.2    Corporate Authority. The Buyer has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Buyer has been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

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3.3    Consents. No notice to, registration, declaration or filing with, authorization of, exemption by, or consent, approval or order of any person, entity or Governmental Authority is required in order for the Buyer to consummate the transactions contemplated hereby.

ARTICLE IV
COVENANTS OF THE SELLERS AND SHENIN

Shenin, on behalf of the Sellers, and for itself hereby covenants:

4.1    Security Deposits. Subject to offset, Shenin shall pay and transfer the net amount of any refund of security deposits made with any Governmental Authority to the Buyer if, as and when received, and shall cooperate with Buyer at Buyer’s expense to secure such refunds.  From the Effective Date, Shenin shall hold, subject to offset, the net amount of such refund of security deposits to and for the sole use and benefit of the Buyer.

4.2    Confidentiality. Except as required by any Governmental Authority, securities commission or stock exchange, all information supplied to Shenin and the Sellers by Buyer shall be maintained in strict confidence by Shenin and the Sellers and, in the event that this Agreement is terminated, Shenin and the Sellers shall make no further use of such information whatever, subject to the provisions of Schedule “C” Confidentiality Provisions mutatis mutandis.

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ARTICLE V
COVENANTS OF THE BUYER WOLVERINE

The Buyer hereby covenants:

5.1    Confidentiality. Except as required by any Governmental Authority, securities commission or stock exchange, all information supplied to Buyer by Shenin and the Sellers shall be maintained in strict confidence by Buyer and, in the event that this Agreement is terminated, Buyer shall make no further use of such information whatever, subject to the provisions of Schedule “C” Confidentiality Provisions mutatis mutandis.

5.2    Shared Information.  Buyer shall at all times without request therefor share with Shenin all information of whatever nature respecting the Purchased Interest, or affecting the Sellers’ Interest, including without limitation its exploration, exploitation, nature and disposition.

5.3    Property in Good Standing.  Buyer shall at all times keep the Property in good standing with all Governmental Authority.  Except with the prior written consent of Shenin, which consent may be arbitrarily withheld without disclosing any grounds therefor, Buyer shall not let any right or interest in any Property lapse or otherwise terminate for want of fulfilment of assessment work or similar obligation or bond or payment in lieu thereof as required by any Governmental Authority.

5.4    Shenin’s 10% Carried Interest.  The Buyer shall from and after the Effective Date pay 100% of all costs and expenses in relation to the ownership of the Property and the exploration and development thereof without

(a)charge to Shenin,
(b)contribution by Shenin,
(c)liability to Shenin, or
(d)Encumbrance of the Shenin Interest in the Property,
whatever.

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Without limitation as to time, the Buyer shall, and hereby does, indemnify and save harmless Shenin and the Sellers from all such charges, costs, liability or Encumbrance and the Indemnity Provisions of Schedule D shall apply.

5.5    Transferees Bound by Agreement.  If Buyer sells or transfers its Purchased Interest, or any part thereof, then it shall only do so provided that the Person acquiring the Purchased Interest, or any part thereof, shall be bound by the provisions of this Agreement.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER WOLVERINE

The obligations of the Buyer under this Agreement are subject to satisfaction of the following conditions precedent and such conditions precedent are for the exclusive benefit of the Buyer and the Buyer may waive compliance with any such term or condition in whole or in part in the sole discretion of the Buyer and such waiver shall not prejudice any of its rights under this Agreement or otherwise:

6.1    Warranties True as of the Effective Date. The representations and warranties of Shenin and the Sellers contained herein shall be true in all material respects on and as of the Effective Date of this Agreement.

6.2    Compliance with Agreements and Covenants; Certificate. The Sellers shall have performed in all material respects all of their respective obligations and agreements and complied in all material respects with all of the covenants contained in this Agreement to be performed and complied with on or prior to the Effective Date; and Shenin, on behalf of the Sellers, shall have delivered to Buyer a certificate dated as of the Effective Date, signed by a director or officer of Shenin certifying as to compliance with Section 6.1 and this Section 6.2.

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6.3    Consents, Authorizations and Registrations. Any required consents, approvals, orders or authorizations, or assurances satisfactory to the Buyer regarding the transactions contemplated by this Agreement shall have been obtained as of the Effective Date.

6.4    Actions or Proceedings. No action or proceeding by any Governmental Authority shall have been instituted or threatened which enjoins, restrains or prohibits or would enjoin, restrain or prohibit, or might result in substantial damages in respect of, and no court order shall have been entered which enjoins, restrains or prohibits, or resulted in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

6.5    Receipt of Closing Documentation. All documentation relating to the sale and purchase of the Purchased Interest, the assumption of the Assumed Obligations, and assignments of the Contracts and Licences, transfers and conveyances and resolution of Shenin, on behalf of the Sellers, relating to the due authorization and completion of such sale and purchase and all actions and proceedings taken in connection with the performance by Shenin, on behalf of the Sellers of their obligations under this Agreement, shall be satisfactory to the Buyer and its counsel acting reasonably. The Buyer shall have received duly executed copies of the Closing Documents and all such documentation or other evidence as it may reasonably request in form (as to certification and otherwise) and substance satisfactory to the Buyer and its counsel.

6.6    Authorization. The Buyer shall have received a certified resolution duly adopted by Shenin, on behalf of the Sellers, approving this Agreement and the transactions contemplated hereby as true and complete and not having been amended or supplemented and as being of full force and effect as of the Effective Date.

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6.7    Board Approval. The Buyer shall have obtained the requisite approval of its board of directors to purchase the Purchased Interest as of the Effective Date.

6.8    In Trust.  As of the Effective Date, Shenin, on behalf of the Sellers, shall hold the Purchased Interest and all proceeds in respect thereof in trust for the sole use and benefit of Buyer and shall cooperate at any time to cause such interest to be transferred, subject to Assumed Obligations, to Buyer and at no cost to Buyer other than the cost of the actual fee paid or payable to the Government Authority for the transfer to Buyer of the Purchased Interest.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER SHENIN

The obligations of the Sellers under this Agreement are subject to satisfaction of the following conditions precedent and such conditions precedent are for the exclusive benefit of the Sellers and Shenin, on behalf of the Sellers, may waive compliance with any such term or condition in whole or in part in the sole discretion of the Shenin, on behalf of the Sellers, and such waiver shall not prejudice any of its rights under this Agreement or otherwise:

7.1     Warranties True as of Effective Date. The representations and warranties of Buyer contained herein shall be true in all material respects as of the Effective Date of this Agreement.

7.2    Compliance with Agreements and Covenants; Certificate. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with on or prior to the Effective Date; and Buyer shall have delivered to Seller a certificate, dated as of the Effective Date, signed by a director or officer of the Buyer certifying as to its compliance with Section 7.1 and this Section 7.2.

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7.3    Consents and Approvals. All consents, approvals, orders and authorizations in writing reasonably satisfactory to Sellers shall have been received by Buyer from any lenders, lessors, Governmental Authorities or other persons or entities whose consent, approval, order or authorization is required to be obtained by Buyer for the consummation of the transactions contemplated by this Agreement.

7.4    Actions or Proceedings. No action or proceeding by any Governmental Authority shall have been instituted or threatened which enjoins, restrains or prohibits or would enjoin, restrain or prohibit, or might result in substantial damages in respect of, and no court order shall have been entered which enjoins, restrains or prohibits, or resulted in substantial damages in respect of, this Agreement or the consummation of the transactions as contemplated by this Agreement.

7.5    Receipt of Closing Documentation. Shenin shall have received duly executed copies of the Closing Documents and all such documentation or other evidence as it may reasonably request in form (as to certificates and otherwise) and substance satisfactory to Shenin and its counsel.

7.6    Authorization. Shenin shall have received a certified resolution duly adopted by the Board of Directors of the Buyer approving this Agreement and the transactions contemplated hereby as true and complete and not having been amended or supplemented and as being of full force and effect on the Effective Date.

ARTICLE VIII
CLOSING

8.1    Closing.  Closing shall occur by the exchange of duly executed Closing Documents on a priority basis.  The matters relating to Closing shall be in fulfilment of this Agreement and as agreed between counsel for the Parties, acting reasonably and in accordance with the terms of this Agreement.

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8.2Effective Date:  The effective date shall be for all purposes February 28, 2007.

ARTICLE IX
TERMINATION

9.1     Termination. This Agreement may be terminated at any time on or prior to the completion of the Closing:
(a)With the mutual consent of the Seller and Buyer;

(b)By Buyer, if any of the conditions provided in Article VI shall not have been satisfied, and Buyer shall not have waived such failure of satisfaction;

(c)By Sellers, if any of the conditions provided in Article VII shall not have been satisfied, and Sellers shall not have waived such failure of satisfaction; or

(d)By Sellers or Buyer, if the Closing shall not have commenced or taken place on or before March 31, 2007 or such later date as may be mutually approved in writing by Buyer and Sellers.

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9.2    In the event of any termination pursuant to Section 9.1 (other than pursuant to Section 9.1(a)), written notice setting forth the reasons thereof shall forthwith be given by Buyer, if Buyer is the terminating party, to Shenin, or by Shenin, if Shenin or the Sellers are the terminating party, to Buyer.

ARTICLE X
SURVIVAL AND REMEDY: INDEMNIFICATION

10.1    Survival of Representations and Warranties. All representations and warranties made by the Parties pursuant to this Agreement or any Closing Document shall survive the Closing and shall expire as of 11:59 p.m., Mountain Standard Daylight Time (Calgary), on the date which is the second anniversary of the Effective Date, except for the representation and warranty in:

(a)Section 2.5, as it relates to title and condition of the Purchased Interest which shall survive the Closing indefinitely, and

(b)Section 2.9, which shall survive the Closing until the expiry of all limitation periods under applicable tax legislation.

10.2    Survival of Covenants.

(a)The covenants of the Sellers, including the Confidentiality Provisions of Schedule C (¶10), and the indemnification obligations of the Sellers shall survive forever; and

(b)The covenants of the Buyer, including the Confidentiality Provisions of Schedule C (¶10), and the indemnification obligations of the Buyer shall survive forever.

10.3    Indemnification bv the Sellers and Others. The Sellers agree to, and hereby do, indemnify the Buyer and each of its Affiliates against, and agrees to hold it and them harmless from, any and all losses incurred or suffered by the Buyer or any of its Affiliates or any combination thereof arising out of any of the following: (i) any breach of or any inaccuracy in any representation or warranty made by Shenin, on behalf of the Sellers, or by the Sellers, pursuant to this Agreement or any Closing Document, and any breach of or failure by Shenin or the Sellers to perform any covenant or obligation of the Sellers set out in this Agreement or any Closing Document; and (ii) the ownership of the Purchased Interest on or prior to the Effective Date.

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10.4    Indemnification by the Buyer. The Buyer agrees to indemnify the Seller and each of its Affiliates against, and agrees to hold it harmless from, any and all losses incurred or suffered by the Seller or any of its Affiliates, arising out of any of the following: (i) any breach of or any inaccuracy in any representation or warranty made by the Buyer pursuant to this Agreement or any Closing Document, and any breach of or failure by the Buyer to perform any covenant or obligation of the Buyer set out in this Agreement or any Closing Document; or (ii) the ownership of the Purchased Interest from and after the Effective Date to the extent such losses arise in connection with and relate to periods commencing after the Effective Date.

10.5    The Indemnification Provisions set out in Schedule D shall apply to this Agreement, including paragraphs 10.3 and 10.4 above.

ARTICLE XI
GOOD FAITH AND FULL DISCLOSURE

11.1    The Buyer agrees to consult with Shenin regarding any exploration and development activities in Labrador.

11.2    The parties shall at all times deal in good faith with each other in respect of all matters pertaining to this Agreement and relevant in the broadest sense to this Agreement and ongoing matters pertaining to the Property.

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11.3    The parties shall at all times fully disclose to each other without request therefor all information pertaining to the Property which is subject of this Agreement and relevant in the broadest sense to this Agreement  and ongoing matters pertaining to the Property.

11.4The Buyer agrees to make such complete and timely disclosures of information to Shenin as may be required to enable Shenin to consult with Buyer concerning any matters relating to Buyer's existing or proposed activities, including but not limited to environmental, engineering and financial studies and data. Buyer commits to provide reports to Shenin at least on a quarterly basis during times of active exploration activities which summarize the relevant technical data, and to brief Shenin as soon as practicable about the results of exploration activities.

ARTICLE XII
ADDITIONAL PROPERTY

12.1    Right of First Refusal for Additional Property.  Shenin, for itself and on behalf of the Sellers, hereby agrees to Offer to Buyer within ninety (90) days a 90% Purchased Interest in all further Property in Labrador, Canada which Shenin or any of the Sellers may acquire from time to time.

12.2    Refusal of Additional Property.  Buyer does not have to accept such Offer in respect of any particular Property.  In such event, Seller is at liberty to deal with such additional property as it sees fit, subject to the conditions of Schedule E Right of First Refusal Provisions.

12.3    Right of First Refusal Provisions.  The Right of First Refusal Provisions of Schedule E shall apply hereto.

12.4    Non-Circumvention.  Buyer shall not acquire any interest in Property in Labrador, Canada except through Shenin, and if it does so, or purports to do so, then Shenin may seek equitable relief by way of interim or permanent injunction or temporary or permanent restraining order pursuant to paragraph B.4.2.4 and other provisions of the Dispute Resolution Provisions of Schedule B, adopted in Schedule A paragraph A.7 and A.21.

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12.5    Deemed Shenin Interest in Labrador.  Except for Property in which Shenin already has a 10% Interest hereunder, Shenin shall be entitled to receive and shall receive the Shenin Interest for an unlimited time, being an undivided 10% Interest, in any Interest of the Buyer in any other Property of the Buyer, or its Affiliate or any entity in which it has any direct or indirect economic or financial interest, in Labrador only, where such Property was acquired in any manner whatever during the term of this Agreement or within a period of THREE (3) years thereafter in the event of termination of this agreement.

12.6    In Trust.  Buyer shall hold the Shenin Interest and all proceeds in respect thereof in trust for the sole use and benefit of Shenin and shall cooperate at any time to cause such interest to be transferred free and clear of any Encumbrance to Shenin without withholding, reservation, deduction or setoff whatever, and at no cost to Shenin other than the cost of the actual fee paid or payable to the Government Authority for the transfer to Shenin of the Shenin Interest.

ARTICLE XIII
MISCELLANEOUS

13.1    Schedules Incorporated Herein.  The following Schedules are hereby incorporated herein by reference as part of this Agreement as if expressly set out herein, it being agreed that the placement of the matters into discreet schedules is a matter of convenience and the matters are of equal importance as any other provision of this Agreement.

Schedule AGeneral Terms and Conditions
Schedule BDispute Resolution Provisions
Schedule CConfidentiality Provisions
Schedule DIndemnification Provisions
Schedule ERight of First Refusal Provisions

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

WOLVERINE RESOURCES INC.
/s/ Lee Costerd
Per: ______________________c/s
  Lee P. Costerd, Its President

SHENIN RESOURCES INC.
/s/ Richard Haderer
Per: ______________________c/s
  Richard Haderer, Its President

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Schedules to the Agreement

1.    Schedules referring to the matters in

Section 1, and
Section 2:certain Representations and Warranties of Sellers.

2.    However, if a Schedule is referred to in a paragraph in the body of the Agreement, but no Schedule appears at the end of the Agreement, then the exceptions which may have existed and  been referred to in the Schedule are deemed to read “nil” in all cases.

3.    The following:

Schedule AGeneral Terms and Conditions
Schedule BDispute Resolution Provisions
Schedule CConfidentiality Provisions
Schedule DIndemnification Provisions
Schedule ERight of First Refusal Provisions

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SCHEDULE 1.2
ASSUMED OBLIGATIONS

1.All Permitted Encumbrances

2.The sum of THIRTY FOUR THOUSAND (USD$34,000.00) US DOLLARS, evidenced by the Promissory Note and security interest granted therein

3.100% of all assessment work and work commitments required by any Governmental Authority or Contract or Licence in respect of each Property,

4.the Work Commitments set out herein (see Section 1.2):

(i)CAD$150,000 on or before March 1, 2008,
(ii)CAD $200,000 on or before March 1, 2009, and
(iii)CAD$250,000 on or before March 1, 2010; provided that
(iv)any excess amount spent in one year may be carried forward and applied towards fulfilment of the expenditure required in a later year.

5.All right of setoff and costs and expenses related to the refund of security deposit(s): see Section 4.1.

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SCHEDULE 1.4
PROMISSORY NOTE with security interest

February 28, 2007DUE:ON DEMANDAFTER May 31, 2007
USD$34,000.00Calgary, AB, Canada

FOR VALUE RECEIVED, the Undersigned Maker hereby promises to pay to or to the order of SHENIN RESOURCES INC. (the “Payee”) at 103 Huntcroft Place NE, Calgary, Alberta, Canada T2K 4E6, or at such other place as may be designated in writing by the holder of this Note, the sum of THIRTY-FOUR THOUSAND (USD$34,000.00) DOLLARS, without interest until Demand, and thereafter at the annual rate of TEN (10%) PER CENT from the date of Demand, compounded semi-annually not in advance, payable in US funds by certified cheque, money order or other means acceptable in writing by the Payee from time to time.

The principal amount of this note shall be due and payable on demand after May 31, 2007.  The Maker shall have the right to prepay the principal amount of the Promissory Note in whole or in part from time to time without notice, bonus or penalty provided that there are no arrears of any payment due and payable.

The Maker hereby waives diligence, presentment, protest and demand and also notice of protest, demand, dishonour and non-payment of this Note.

The Maker hereby grants to the payee a security interest in the whole of the Purchased Interest in the Property acquired under the Agreement therefor, effective February 28, 2007, further to which this Note is issued and all present and future after-acquired personal property of the Maker.

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The Maker hereby agrees to pay all applicable costs in relation to this Promissory Note (“Costs”).  “Costs” shall include without limitation all Canadian goods and services tax on the fees in respect of which this Promissory Note is issued and all reasonable costs of collection when incurred, including actual amounts paid to or liabilities incurred in respect of legal fees and costs, accounting fees and costs, valuators fees and costs and such payment shall be on a full indemnity basis in respect of all of these and all other related costs of collection or costs in any manner involved in such realization upon security or collection.

This note shall be construed in accordance with the laws of the Province of Alberta, Canada and the laws of Canada applicable therein.  The parties hereby irrevocably attorn to the jurisdiction of the Courts of the Province of Alberta, Canada.
WOLVERINE EXPLORATION INC.

Per:__________________________
Lee P. Costerd, President

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SCHEDULE 2.5

THE PURCHASED INTEREST

1.    NINETY PER CENT (90%) of all Property at the time of Closing.

2. NINETY PER CENT (90%) of all additional Property from time to time for additional consideration.

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SCHEDULE 2.7
PROPERTY
 LICENCES FOR RESOURCE PROPERTY

1. The following Licences for Mineral claims in the Province of Newfoundland and Labrador, Canada:

(a)Government of Newfoundland and Labrador
Map Staked Licence #012425M, recorded August 18, 2006, comprising 82 Claims
Map Staked Licence #012427M, recorded August 18, 2006, comprising 20 Claims

(b)Government of Newfoundland and Labrador
Map Staked Licence #013039M, recorded January 4, 2007, comprising 254 Claims

(c)Government of Newfoundland and Labrador
Map Staked Licence #013187M, recorded February 12, 2007, comprising 160 Claims

2. All other Interests in property in Labrador, Canada as Shenin may acquire from time to time.

3. All other Interests in property in Labrador, Canada as Wolverine may acquire from time to time.

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SCHEDULE 2.11
CONTRACTS RELATING TO THE PURCHASED INTEREST

1. The Work Commitments in respect of the Property, including as set out in Section 1.2(c).

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SCHEDULE A
GENERAL TERMS AND CONDITIONS

A.1    Interpretation:  Wherever the singular or masculine is used in this Agreement the same shall be interpreted as including the plural, feminine or neuter wherever the context so requires.  The captions and headings are inserted for convenience of reference only, form no part of this Agreement and in no way define, describe or limit the scope or intent of this Agreement or any provision hereof.

A.2    Further Acts:  In order to fulfil the intent of the Parties hereto, they shall execute from time to time all reasonable documents and do all such things as may be reasonably necessary or desirable to more completely and effectively carry out the terms and intentions of this Agreement, to implement it in all respects, or to fulfil consequential aspects thereof, which any other Party may request from time to time at the expense, if any, of the Party so requesting.  Further, the parties shall cause the corporate parties to act in the manner contemplated by this Agreement and, to the extent permitted by law, cause the Board of Directors so to act.

A.3    Severability:  If a Court or duly constituted arbitrator would declare that all or any portion of the provisions of this Agreement are void or unenforceable in the circumstances, this Agreement shall, automatically and without further act on the part of the Parties hereto, be reduced in scope to such an extent as to be valid and enforceable in the circumstances.  The invalidity of any provision of this Agreement or any covenant contained herein on the part of any Party shall not affect the validity of any other provision or covenant herein, which shall remain in full force and effect. Further, the Parties shall use their best efforts to negotiate an alternative provision which achieves the objectives of the provision so declared to be invalid, unenforceable or otherwise contrary to law.

A.4    Governing Law and Jurisdiction:  This Agreement shall be governed by and construed pursuant to and in accordance with, including the enforcement thereof, the laws of the Province of Alberta and the laws of Canada applicable therein.  The Parties hereby each agree irrevocably to attorn to the jurisdiction of the Courts of the Province of Alberta, Canada.

A.5    Recitals:  The recitals hereto are incorporated herein as part of this Agreement.

A.6    Entire Agreement; No Oral Agreements:  This written Agreement comprises the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder.  There are no other applicable verbal or oral or other agreements, memoranda, understandings, representations, conditions, warranties, statements, promises or collateral agreement (collectively herein called “Statements”) of any kind by and between the Parties, except as expressly set forth in this Agreement. The execution of this Agreement has not been induced by, nor do any of the Parties hereto rely upon or regard as material, any Statements whatever except to the extent expressly stated herein in writing.

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A.7    Default, Equitable Remedies and Specific Performance:  Upon a default under this Agreement, each nondefaulting party shall have such remedies as may be available at law and in equity, including specific performance, subject to the Dispute Resolution Provisions of Schedule B. Seller recognizes and affirms that in the event of breach of any of the provisions of this Agreement, money damages would be inadequate and Buyer would have no adequate remedy at law. Accordingly, Seller agrees that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Seller's obligations under this Agreement not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Agreement.

A.8    Amendment of this Agreement:  Any amendment or modification of this Agreement or additional obligation assumed by any Party in connection with this Agreement shall be binding only if evidenced in writing signed by each Party or an authorized representative of each Party, provided that all other agreements referred to herein or contemplated hereby are similarly amended as appropriate.  Any alteration, amendment or qualification of this Agreement shall be null and void and shall not bind any Party unless made in writing and signed or initialled by the Parties.

A.9    Notice:  All notices contemplated or required to be given hereunder shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of acknowledgement of receipt if sent by telex, facsimile or other wire transmission or (iii) ten (10) days after being deposited in the mail, certified or registered mail, postage prepaid, provided that where interruption of mail services is likely by reason of any strike or other labour dispute, notice shall be by personal delivery only to the person or to the address as aforesaid.  For purposes hereof the Parties address for service of notice hereunder is as follows, or at such other address as the Party to whom such notice is to be given otherwise has prior directed in writing:

If to The Seller:
Shenin Resources Inc.
103 Huntcroft Place NE,
Calgary, Alberta, Canada T2K 4E6
Attention:  Richard Haderer, President
Facsimile: (403) 275-4462
Email:  pubco@telus.net

copy to:
Nichols & Company
Barristers and Solicitors
Unit #15 Avalon Park
843 Youville Drive West
Edmonton, Alberta, Canada T6L 6X8
Attention: Neil W. Nichols
Facsimile: (780) 497-7799
Email:  nnichols@nicholstax.com

If to the Buyer:
Wolverine Exploration Inc.
2470 St. Rose Pkwy, Suite 304
Henderson, NV 89074
Attention: Chief Financial Officer
Facsimile:  702-974-1444

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A.10    Waiver:  Any waiver of any term, covenant, representation or warranty, provision or condition of this Agreement to be effective must be in writing and signed by the Party waiving such term, provision or condition stating with specificity the particular provision or provisions being waived and for what event or period of time.  No waiver of any one or more provisions shall be deemed to be a further waiver or continuing waiver of such terms, provisions or conditions or any other term, provisions or conditions unless the waiver specifically so states. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.

A.11    Warranty of Authority:  Any such execution is a representation and warranty to the other Party that the Party so signing has full authority in all requisite capacities to do so.  In the event of any loss or damage suffered by a Party due to this representation or warranty being untrue, whether innocent or otherwise, then the Party causing the harm shall indemnify the other Party in respect of all loss or damage, and reasonable costs and expenses connected therewith.

A.12    Time:  Time is of the essence of each provision of this Agreement, including in particular the Dispute Resolution Provisions of Schedule B.

A.13    Force Majeure:  No right of any party hereto shall be prejudiced by events beyond a party's reasonable control including without limitation pressures or delays from outside parties, labour disputes, the exigencies of nature, governments, regulatory authorities and acts of God, particularly as they may affect the performance of this Agreement but excluding the want of funds.  All times herein provided for shall be extended by the period necessary to cure any such event and the party affected shall use all reasonable means to do so promptly.

A.14    Counterparts and Fax Copies:  This Agreement may be executed in counterparts and may be delivered by fax or digital copies thereof and when the whole is so executed and delivered it shall constitute a valid and binding agreement among the Parties so executing and delivering the agreement effective as of the Effective Date.  Fax and digital signatures (such as by email, pdfs, or scanned images) shall be deemed to be accepted as original.

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A.15    No Partnership, etc.:  Nothing in this Agreement, including co-ownership of undivided interests in Property, shall be deemed in any way or for any purposes to constitute any party a partner of, or a member of a joint venture or joint enterprise with, any other party to this Agreement in the conduct of any business, undertaking or otherwise.

A.16    No Assignment Permitted:  No Party to this Agreement shall assign, sell or otherwise transfer or encumber this Agreement, or any of the rights, obligations or interests arising hereunder, without the prior written consent of all of both Shenin and Buyer.

A.17    Effect of Investigations:   Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Buyer shall not limit, qualify, modify or amend the representations, warranties and covenants of, and indemnities by, Sellers and/or any member of the Contributors made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Buyer.

A.18    Publicity and Press Releases: Except as required by Applicable Law, the securities commission or stock exchange or as compelled by administrative or judicial process (and in any such event, Seller shall consult with Buyer prior to making any disclosure), Seller shall not, without the prior written approval of Buyer, disclose the Purchase Price Ann terms hereunder. No announcement of such Purchase Price and terms shall be made by the Seller without the prior approval of Buyer as to the form, timing and manner of such announcement.  Except as required by Applicable Law or as compelled by administrative or judicial process (and, in any event, Buyer shall consult with Seller prior to making any disclosure) Buyer shall not, without the prior written approval of Seller, disclose the Purchase Price and terms hereunder. Except as required by Applicable Law, no announcement of the Purchase Price and terms shall be made by the Buyer without the prior written approval of Seller as to the form, timing and manner of such announcement.

A.19    Money - USD:  All references to money in this Agreement shall be in US Dollars unless expressly stated to be otherwise, such as with respect to the Work Commitments, which are expressed in CAD, meaning Canadian Dollars.

A.20    Expenses: The Buyer shall pay a portion of the fixed fees and costs of the Seller to the extent of USD $5,000.00 in respect of the Closing; but otherwise, each of the Buyer and Seller shall bear its own expenses with respect to this transaction.

A.21    Dispute Resolution:  At any time while this Agreement and any of its provisions are in force, should any dispute or question arise between Wolverine and Shenin concerning the interpretation of this Agreement or any part thereof which cannot be amicably resolved by Wolverine and Shenin, then such dispute or question shall only be resolved by following the Dispute Resolution Provisions of Schedule B hereto.

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A.22    Enurement:  This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

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SCHEDULE B

DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION
(International)

NOTE:  THIS ARTICLE CONTAINS A LIMITATION PERIOD OF SIX MONTHS AND LIMITS ALL REMEDIES FOR AMOUNTS OVER $25,000 TO THIS DISPUTE RESOLUTION PROCEDURE WITHOUT ANY RIGHT TO LITIGATE IN COURT

IMPORTANT SUMMARY OF SCHEDULE B
DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION

Summary:  This Dispute Resolution procedure is summarized as follows and requires the initials and signatures on behalf of the parties before and after and shall be taken as conclusive proof of the awareness and understanding of the parties to their rights and obligations:

(Initial)_____________         (Initial)___________
  Haderer                  Costerd

SUMMARY OF
DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION
NOTICE OF LIMITATION DEADLINE TO RESOLVE DISPUTES

The following notes are provided as a caution to the Parties and so that they will know their rights and obligations.  They summarize the Dispute Resolution Provisions below in Schedule B which prevail over this summary in interpreting the limitation deadline provisions for Dispute Resolution, so reference ought to be made to them.

THIS AGREEMENT CONTAINS A LIMITATION DEADLINE WITHIN WHICH TO MAKE CLAIMS AND RESOLVE DISPUTES:

DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION.

The Dispute Resolution process replaces litigation and seeks fair, reasonable and expeditious resolution of disputes:  it has three steps which must be done or attempted in order:  section B.1, B.2., B.4.1(b).

1.    The first step is Senior Level Settlement Negotiation:  section B.3 PART I (a).

The key document WHICH MUST BE DONE TO START THIS AND ALL LATER STEPS, and which must be done within time, is the “Dispute Notice Within The Limitation Time”.  This written Notice also suspends the time limitation deadline while the parties are trying to resolve the dispute so no advantage can be gained by delaying tactics:  section B.3

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(a).  A sample form of the Notice is in the final attachment to the Agreement at the last page of the Agreement.  Any similar notice will do.

2.    The second step is non-binding Interest-Based Mediation: section B.3 PART I (b) & (c).

If the Senior Level Settlement Negotiation does not resolve matters the Claimant may choose to quit or to mediate.

3.    The third step is binding Arbitration:  Part II, section B.4.

Section B.4.2 provides two deadlines for demanding Arbitration:

(a)within 30 days after the conclusion of the Mediation (B.4.2(a)), which presumably did not lead to a successful negotiated settlement or Arbitration would not be necessary; and
(b)not later than SIX (6) MONTHS after the later of
(i)when the claim arose and
(ii)when it was known OR REASONABLY OUGHT TO HAVE BEEN KNOWN by the Claimant.

This six-month period is automatically extended for whatever time it has taken from the date of service of the “Dispute Notice Within The Limitation Time” to start Senior Level Settlement Negotiation until the conclusion of the unsuccessful Mediation.

If a Claimant misses either one of the Arbitration deadlines, the Claimant's claim is finished and dismissed, the Claimant has no other avenue for relief and cannot go to Court to litigate the claim.

If a Claimant wrongfully attempts to litigate first, then the Claimant is also deemed thereby to have elected irrevocably to abandon any relief by Arbitration but the Claimant is still bound by all of the Arbitration provisions which say a Claimant is not permitted to litigate.  In effect, when the Court dismisses the Claimant's claim because it must do so and cannot hear any such litigation, then the Claimant has no other avenue for relief and cannot come back and try Arbitration.  Thus a Claimant litigates at the Claimant's own peril, such that by breaching the covenant not to litigate the Claimant has given up all other right of recourse.

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THE UNDERSIGNED HAVE READ, UNDERSTAND AND AGREE WITH THE FOREGOING  DEADLINES AND CONSEQUENCES.

FOR SHENIN AND SELLERS

 ________________________          ________________________
Witness         Richard Haderer

FOR BUYER

________________________          ________________________
Witness          Lee P. Costerd

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DISPUTE RESOLUTION PROVISIONS IN DETAIL

B.1    Dispute Resolution and Binding Arbitration:  In the event of dispute the Parties agree to submit such issues for resolution in accordance with these Dispute Resolution provisions, and shall proceed through each of the following three steps in order as far as necessary to resolve the dispute, subject to the complainant's right at any time to withdraw its complaint; the three successive steps are:
(a)senior level settlement negotiation as set out in Part I below,
(b)mediation as set out in Part I below, and failing resolution then

(c)arbitration, which shall be final and binding upon the Parties without appeal and without resort to the Court upon any grounds whatever, such as questions of law or mixed fact and law, including not challenging the jurisdiction of the arbitrator upon any grounds whatever, such arbitration process to be in the form and manner set out in Part II below.

B.2    Limiting Rights:  The Parties acknowledge and agree that they each are limiting all of their rights of review, interpretation and decision to final and binding arbitration and have no other recourse to resolve any dispute or controversy between them arising out of or connected with this Agreement.  They do so knowing that they may be giving up substantial rights in favour of speedy, inexpensive and certain resolution of any dispute among them, such prompt and certain resolution being most desirable according to the interests of each.  Further, the language of this provision and that of the Dispute Resolution provisions shall not be construed or interpreted in favour of or against any Party on the basis of authorship or draftsmanship, it being agreed that this provision and the Dispute Resolution provisions comprise an instrument resulting from the common desire and effort of all of the Parties.

B.3    PART ISenior Level Settlement Negotiation and Mediation

The following shall be attempted prior to any arbitration:

Senior Level Settlement Negotiation

(a)    In the event of any dispute, controversy or claim (a “Dispute”) arising out of or in relation to this Agreement or any related agreement or subcontract specifically referred to in this Agreement, or the performance, non-performance, breach, termination, or invalidity hereof or thereof, the Dispute shall be the subject of an attempt at an amicable solution, for which purpose any Party may give WRITTEN AND DATED NOTICE to the other Parties (“DISPUTE NOTICE WITHIN THE LIMITATION TIME” or “Notice”), setting out:

(i)a concise description of the Dispute,
(ii)the position of such Party in respect thereof, and copies of any documents in support of that position;

(iii)details proposing a meeting among the principals of the Corporation or representatives of the shareholders, or their designees (the “Senior Officers”).  Such meeting shall be held in Calgary, Alberta or such other place as the Parties may agree for the purpose of resolving the Dispute, and

(iv)the following LIMITATION NOTICE, or equivalent:

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THIS AGREEMENT CONTAINS A LIMITATION DEADLINE WITHIN WHICH TO MAKE CLAIMS AND RESOLVE DISPUTES IN:

DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION

The Dispute Resolution process replaces litigation and has three steps which must be done or attempted in order:  section B.1, B.2., B.4.1(b).

1.    The first step is Senior Level Settlement Negotiation:  section B.3 PART I (a).

The key document WHICH MUST BE DONE TO START THIS AND ALL LATER STEPS, and which must be within time, is the “Dispute Notice Within The Limitation Time”.  This written Notice also suspends the time limitation deadline while the parties are trying to resolve the dispute so no advantage can be gained by delaying tactics:  section B.3 (a).  A sample form of the Notice is in the final page of the Agreement.

2.    The second step is non-binding Interest-Based Mediation: section B.3 PART I (b) & (c).

If the Senior Level Settlement Negotiation does not resolve matters the Claimant may choose to quit or to mediate.

3.    The third step is binding Arbitration:  Part II, section B.4.
Section B.4.2 provides two deadlines for demanding Arbitration:

(a) within 30 days after the conclusion of the Mediation (B.4.2(a)), which presumably did not lead to a successful negotiated settlement or Arbitration would not be necessary; and
(b) not later than SIX (6) MONTHS after the later of
(i) when the claim arose and
(ii) when it was known OR REASONABLY OUGHT TO HAVE BEEN KNOWN by the Claimant.

This six-month period is automatically extended for whatever time it has taken from the date of service of the “Dispute Notice Within The Limitation Time” to start Senior Level Settlement Negotiation until the conclusion of the unsuccessful Mediation.

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Within 15 days after delivery of the Notice, each receiving Party shall submit to the other Parties a written response, setting forth the position of the receiving Party in respect of the Dispute and providing copies of any supporting documentation.

(b)    If such meeting is called, the meeting shall take place within 30 days of its being requested.  If such meeting does not take place within such 30 days or if within 15 days after such meeting the Senior Officers have not resolved the Dispute, then the Dispute shall, upon the written request of any Party, be referred to mediation in accordance with subsection (c) hereof or, failing any such resolution by mediation, settled by arbitration in accordance with the remaining provisions of this Article.

Interest-Based Non-Binding Mediation

(c)    If a Party requests that a Dispute be referred to mediation, there shall be one qualified, experienced mediator who shall be impartial and shall be independent of and have had no financial connection with any Party.  Should the services of an appointing authority be necessary, the appointing authority shall be a Justice of the Court of Queen's Bench of Alberta.

The Parties shall have 15 days from the date of the request of mediation to agree among themselves on the appointment of the mediator.  If, after such 15 day period, the Parties have not agreed on such appointment then a Justice of the Court of Queen's Bench of Alberta shall appoint the mediator.  The mediator may not serve as an arbitrator in any arbitration of the Dispute.  The mediation result, if any, is not binding unless and until such agreement is reduced to writing signed by all Parties thereto.

(d)    All negotiations, including any offers of settlement or compromise, undertaken pursuant to this Part I shall be on a “without prejudice” basis and shall not be admissible in any subsequent arbitration or other proceeding.

B.4    Part IIBinding Arbitration

No matter maybe submitted to arbitration until Part I has been complied with and mediation has either failed or been waived expressly in writing or by necessary implication from the conduct of the party adverse in interest to the party seeking arbitration.

B.4.1    Matters to be Submitted to Arbitration:

(a)    One or more Parties may demand arbitration or answer the demand for arbitration.  All disputes and controversies of every kind and nature between the Parties to this Agreement arising out of an occurrence or event or omission in respect of this Agreement, including matters of jurisdiction, questions of fact, law or mixed fact and law and as to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be decided by arbitration in accordance with the rules of the Alberta Arbitration Act or applicable legislation and as such rules may be modified by this Agreement.

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(b)    Each Party shall not have or retain any right to appeal any question whatever to the courts, including matters of jurisdiction or questions of law or mixed fact and law, even if the award appears in the opinion of one Party to be wholly perverse, it being the intent that the arbitrators award is final and binding in respect of all legal or equitable action or proceeding of any nature whatever, without appeal or resort to the court.

(c)    The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.  The award rendered by the arbitrator shall be final and judgment may be entered upon it in any court having jurisdiction thereof.

B.4.2    Procedure

B.4.2.1     Demand for Arbitration:  Notwithstanding any provision of this Agreement, any Party may demand such arbitration in writing
(a)    within thirty (30) days after the conclusion of interest-based mediation pursuant to Part I, and provided that
(b)    it is not later than six (6) months after the later of when the claim arose and when it was known or reasonably ought to have been known, which demand shall include

1. the name and curriculum vitae of the arbitrator nominated by the Party demanding arbitration,
2. a statement of the matter in controversy,
3. a statement of the detailed issues to be resolved,
4. a statement of the relief or result sought from the arbitrator,
5. a summary of the evidence, both documentary (with copies) and verbal reduced to writing, plus the time elapsed since giving the Notice,
6. the reasons therefor, and
7. a summary of the law relied upon and copies of all authorities and references.

B.4.2.2     Answer and Selection of Arbitrators:  Within fifteen (15) days after such demand, the other Party shall answer, which answer shall include:

1. the name and curriculum vitae of the arbitrator nominated by the Party answering the demand for arbitration,
2. a statement of the matter and any additional matter in controversy,
3. a statement of the detailed issues and any additional issues to be resolved,
4. a statement of the relief or result sought from the arbitrator,
5. a summary of the evidence, both documentary and verbal reduced to writing,
6. the reasons therefor, and
7. a summary of the law relied upon and copies of all authorities and references;

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or in  default of such nomination of an arbitrator, such arbitrator shall be selected by a Justice of the Court of Queen's Bench of Alberta.  The two arbitrators selected shall thereafter name a third arbitrator within ten (10) days or, in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, a third arbitrator shall be selected by a Justice of the Court of Queen's Bench of Alberta.

B.4.2.3     Costs:  The arbitration costs and expenses of each Party shall be borne by each Party initially, and upon rendering their award, the arbitrators may in their discretion include a provision for payment of costs and expenses of arbitration to be paid by one or both of the Parties as the arbitrators deem just.

B.4.2.4     Hearing, Interim Relief and Award:  The arbitration hearing shall be held at Calgary, Alberta upon ten (10) days notice to the Parties, and the arbitrators shall make an award within forty-five (45) days after the hearing has completed and the arbitrators are hereby given authority by the Parties to prescribe the terms of any interim order respecting the standstill of the Parties or any action which would have the effect of preserving the assets or matters pending the making of an award, and such interim order shall be valid without appeal the same as extraordinary relief of a court enforceable in any manner, including without limitation by way of interim or permanent injunction, temporary or permanent injunction or mandamus once entered as an order or judgment of the court.

B.4.2.5     Arbitrator Not Bound by Strict Rules of Evidence:  The Alberta rules of evidence shall govern the presentation of evidence at such hearing, except that the arbitrators are not bound by the strict rules of evidence at such hearing.

B.4.2.6     Purpose:  The arbitrators shall make their rulings and decisions in order to enforce the Agreement by its language, equity and fair dealing in matters of trade and commerce, irrespective of technicalities but not so as to modify the Agreement, other than the construction and interpretation thereof, and with the least possible delay and expenditure consistent with the comprehensive investigation of such controversy presented.

B.4.2.7     Witnesses:  The Parties shall be entitled to be heard in person or through counsel, and may produce witnesses for examination; and the arbitrators may, by subpoena, require any person to attend before them as a witness and to bring with him or her books, papers or information in any form whatever.

B.4.2.8     Records:  At the request and expense of any Party so requesting, the arbitrators may keep a complete record of all of the proceedings.

B.4.2.9     Private Matter:  The arbitration proceedings shall not be public.

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B.4.3    Award is Final and Binding:  An award rendered by a majority of the arbitrators appointed under and pursuant to this Agreement shall be final and binding on all Parties to the proceeding during the period of this Agreement or thereafter to the extent that the Agreement has covenants which survive the Agreement.

B.4.4    Award Enforceable as Judgment:  Judgment on such award or interim order may be entered by either Party in a court of competent jurisdiction, state or federal, and jurisdiction for such is hereby agreed to and conferred to the extent necessary, without any right of appeal therefrom whatever.

B.4.5    Agreement to Arbitrate is Bar to Suit or Action:  The Parties stipulate that this arbitration provision shall be a complete defense to any suit, action or proceeding instituted in any federal, provincial or local court or before any administrative tribunal with respect to any controversy or dispute arising during  the period of this Agreement or thereafter to the extent that the Agreement has covenants which survive the Agreement and which is arbitrable as set forth in this Agreement, it being the intent of the Parties hereto that no suit at law or in equity based on such dispute or controversy shall be instituted by either Party, except to enforce the award of the arbitrators.

B.4.6    Arbitration Provisions Survive Termination:  The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

B.4.7    Lack of Arbitrators' Authority to Modify Agreement:  Nothing contained in this arbitration provision shall be deemed or construed so as to give the arbitrators any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement, other than to construe and interpret them.  This Agreement was drafted and reviewed by the mutual effort of both Parties and shall not be interpreted or construed against either Party on account of drafting.

B.4.8    Governing Law:  It is agreed that this arbitration provision, like the whole of this Agreement,  shall be governed by and construed pursuant to and in accordance with, including the enforcement thereof, the laws of the Province of Alberta and the laws of Canada applicable therein.

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SAMPLE

THIS SHALL BE THE LAST PAGE OF THE AGREEMENT
SAMPLE DISPUTE NOTICE WITHIN THE LIMITATION TIME
WRITTEN NOTICE MADE THIS ___ DAY OF ________, 200_
TO:   name other party

THE LIMITATION DEADLINE IS DETERMINED AS FOLLOWS:  describe calculation of limitation deadline in accordance with information below

TAKE NOTICE THAT the Undersigned Claimant hereby requests Senior Level Settlement Negotiation:  section B.3 PART I (a) for the following matter:
(i)a concise description of the Dispute,
(ii)the position of such Party in respect thereof, and copies of any documents in support of that position;

(iii)details proposing a meeting among the principals of the Corporation or representatives of the shareholders, or their designees (the “Senior Officers”).  Such meeting shall be held  _____________[insert time and place at least 15 days after service of this notice]_________________ , and

(iv)the following LIMITATION NOTICES, or clear equivalent information:

THE AGREEMENT CONTAINS A LIMITATION DEADLINE WITHIN WHICH TO MAKE CLAIMS AND RESOLVE DISPUTES
DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION.

The Dispute Resolution process requires that the Parties first attempt Senior Level Settlement Negotiation:  section B.3 PART I (a), failing that then the second step is to attempt non-binding Interest-Based Mediation: section B.3 PART I (b) & (c).  Failing this, the third step is binding Arbitration:  Part II, section B.4.  Section B.4.2 provides two deadlines for demanding Arbitration:

(a)within 30 days after the conclusion of the Mediation (B.4.2(a)), which presumably did not lead to a successful negotiated settlement or Arbitration would not be necessary; and
(b)not later than SIX (6) MONTHS after the later of
(i)when the claim arose, and
(ii)when it was known OR REASONABLY OUGHT TO HAVE BEEN KNOWN by the Claimant.

This six-month period is automatically extended for whatever time it has taken from the date of service of the “Dispute Notice Within The Limitation Time” to start Senior Level Settlement Negotiation until the conclusion of the Mediation.

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YOU MUST within 15 days after delivery of this Notice, submit to the other Parties a written response, setting forth your position in respect of the Dispute and providing copies of any supporting documentation.

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SCHEDULE C
CONFIDENTIALITY PROVISIONS

C.1    Wolverine and Shenin covenant and agree to treat information received from the other party or developed in the course of dealings with the other party as confidential, and to not use any such information for its private commercial advantage or to disclose such information to any third party without the prior consent of the other party. For greater certainty, such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed by Wolverine pursuant to applicable securities or corporation laws, regulations or policies. Wolverine and Shenin further agree to cause and require any representatives, directors, officers, and employees of Wolverine or Shenin who have reviewed the legal terms of this Agreement to respect and be bound by the confidentiality provisions of this Agreement.

C.2    Further to the above, the parties each agree to be bound by the following Confidentiality Agreement, as if they were the Receiving Party in favour of the other party hereto, without further execution or delivery of the document.

C.3    The parties each agree to require the following Confidentiality Agreement to be obtained from all Persons to whom confidential information is disclosed at any time.

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT, made by and between WOLVERINE EXPLORATION INC. of Las Vegas, Nevada, U.S.A, and SHENIN RESOURCES INC. of Calgary, Alberta, Canada (hereinafter together called "Wolverine") and THE UNDERSIGNED (hereinafter called "Receiving Party")
WHEREAS:

A.    Wolverine Proprietary & Confidential Information includes all information belonging to Wolverine, including, without limitation:

1.    All information relating to resource property and mineral exploration in Labrador, Canada, or anywhere in the world, including any samples, assays, drawings, maps, layouts, exploration data, subsequent expansion, exploration, developments and improvements thereof, any information, knowledge or ideas created, contributed or developed by Receiving Party using or springing from or relating to Wolverine or its business opportunities, the mineral exploration business and expansion plans, opportunities and methods of Wolverine for all purposes whatever;

2.    Any development, improvement, enhancement or combination of any resource property, mineral exploration, or intellectual property which in any way relates to the business of Wolverine or may constitute a future business opportunity of Wolverine made or discovered by Receiving Party in whole or in part during the applicability of this Confidentiality Agreement;

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3. All project costing, supplier arrangements, alliances, financial and fiscal information related thereto or to the business, holdings and structure of Wolverine;

4.    Any trade secret or other secret including, but not limited to all customer and prospect lists, shareholder lists, patents, patent applications pending, technical information, raw material data, product specifications, processes and designs, operating and production data, marketing strategies and data, calculations, instructions, manuals, techniques and know-how, and

5.    All information and know-how used by Wolverine which is being, has been or may be used in or developed for use in its business carried on by Wolverine now or hereafter or which arises in connection with a business opportunity of Wolverine, including resource property, mineral exploration, mining and extraction, financial or marketing information and customer or contact lists or shareholder lists of whatever nature in whatever form.

B.    Receiving Party acknowledges that Wolverine Proprietary & Confidential Information has and is being acquired and developed by Wolverine through the expenditure of substantial time, effort, and money, and is a valuable and necessary asset which Wolverine must retain in confidence and withhold from disclosure and availability to others;

C.    It is desirable that Wolverine disclose certain of the Wolverine Proprietary & Confidential Information to Receiving Party for the sole purpose of evaluation, development, expansion, improvement, exploitation by or on behalf of Wolverine or marketing thereof; and

D. It is the mutual desire of both parties hereto to preserve the secrecy and confidentiality of Wolverine Proprietary & Confidential Information;

NOW, THEREFORE, in consideration of the disclosure, the undertakings giving rise to such disclosure, and the mutual promises, it is hereby agreed as follows:

1.    Wolverine, by its servants or agents, has delivered or will deliver and/or disclose certain Wolverine Proprietary & Confidential Information to Receiving Party to enable the Receiving Party to assess, evaluate or otherwise investigate or be involved with the mineral exploration opportunity, and use the Wolverine Proprietary & Confidential Information for such purpose, but neither for Receiving Party's other use nor further disclosure.

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2.    Except as authorized by this Agreement or as otherwise authorized in writing by Wolverine and for the benefit of Wolverine, Receiving Party agrees that with respect to Wolverine Proprietary & Confidential Information which is disclosed orally or otherwise identified in writing or physical embodiment form:

(a)    It shall not disclose Wolverine Proprietary & Confidential Information to any other person or entity, including, without limitation, any parent, subsidiary or affiliated corporations of the Receiving Party, independent contractors, and other third parties whatever;

(b) It shall not use Wolverine Proprietary & Confidential Information for its own account or purposes, or for the purposes of any other person or entity, except as permitted under this Agreement;

(c)    It shall not make, photocopy, or otherwise reproduce or disclose any documents or copies of documents containing disclosures of Wolverine Proprietary & Confidential Information and any portion thereof;

(d)    Except as required by law and under oath, it shall not communicate or disclose to others that Wolverine Proprietary & Confidential Information has been disclosed to Receiving Party or that Receiving Party is utilizing the Wolverine Proprietary & Confidential Information; and in the event that disclosure is intended under this exception, then it shall at least thirty (30) days beforehand advise Wolverine in writing with sufficient detail that Wolverine at its own expense may obtain a Court Order preventing or limiting such disclosure; and

(e)    It shall not combine Wolverine Proprietary & Confidential Information with other information nor disregard its obligations of confidence and use by selecting a series of items of knowledge from unconnected sources and fitting them together through its knowledge or use of Wolverine Proprietary & Confidential Information and any portion thereof so as to attempt to justify use thereof for its own account or purposes or that of any other person or entity.

3.    The obligations in this Agreement shall not apply to:

(a)    Information which is in the public domain as of six (6) months before the date of execution of this agreement or which later comes into the public domain from a source other than the Receiving Party;

(b)    Information which as a matter of record Receiving Party had in its possession in written or physical embodiment form prior to the date of execution of this agreement from a source other than Wolverine; and

(c) Information which comes to Receiving Party from a bona fide third party source having the right to disclose such information to Receiving Party.

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4.    Receiving Party agrees that:

(a) It shall at no time solicit or induce any servant or agent of Wolverine to form a commercial or employment relationship of any nature which would not be exclusively in favour of Wolverine;

(b)    It shall disclose Wolverine Proprietary & Confidential Information and any portion thereof only to such of Receiving Party’s employees or agents as are reasonably necessary to carry out the purposes of this Agreement and make such employees or agents bound in writing by the obligations of confidentiality and use contained in this Agreement before disclosure to them;

(c)    It shall, upon request of Wolverine or its representatives or contractors, forthwith return to Wolverine, any and all documents and or materials containing Wolverine Proprietary & Confidential Information disclosed to it, together with all copies thereof.

(d)    It shall take all measures necessary in the circumstances to prevent unauthorized disclosure of Wolverine Proprietary & Confidential Information and it shall handle such information in accordance with absolutely strict procedures which are intended to protect the Wolverine Proprietary & Confidential Information from unauthorized use or disclosure and in the event of such use or disclosure

(i) to immediately advise Wolverine in writing with all relevant details of any unauthorized use or disclosure, and
(ii) to take necessary action to recover the Wolverine Proprietary & Confidential Information and to enjoin the use or further disclosure by the third party.

(e)    During the term hereof and during any subsequent applicable non-competition term and subject to the law protecting exploration, drilling or assay information, proprietary rights and intellectual property as may be applicable to Wolverine Proprietary & Confidential Information, including the law of staked mineral claims, licences in respect thereof, Receiving Party shall not register, record or apply for registration of any mineral claim, or licence in respect thereof, within 10 kilometres of any resource property staked by or on behalf of Wolverine, discovered, identified or in which it has an expression of interest or which is connected with, derived from or reasonably foreseeable as relating to Wolverine Proprietary & Confidential Information imparted to the Receiving Party.

5.Receiving Party acknowledges and agrees:

(a)to indemnify and hold harmless Wolverine from all loss, damages and expenses, including reasonable lawyer's fees, which Wolverine may sustain as a result of any unauthorized disclosure by Receiving Party hereunder; and

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(b)that by virtue of any prohibited disclosure of any Wolverine Proprietary & Confidential Information, Wolverine shall be presumed to have suffered irreparable harm and loss and that may and shall be quantified in monetary terms, and further, notwithstanding any Dispute Resolution provisions such as arbitration, Wolverine shall be entitled to injunctive or other extraordinary relief as also being appropriate in the circumstances, with such loss or damage being presumed and such relief granted without bond, surety or indemnification whatever.

6.    Receiving Party agrees that all Wolverine Proprietary & Confidential Information, including any information, knowledge or ideas created, contributed or developed by Receiving Party using or springing from any Wolverine Proprietary & Confidential Information, shall be legended: "Property of Wolverine" or as otherwise directed by Wolverine.  Copies thereof shall be forthwith forwarded to Wolverine upon request.

7.    Receiving Party hereby acknowledges that no license rights, user rights or ownership interest whatever in respect of the Wolverine Proprietary & Confidential Information is hereby granted or transferred, either directly or by implication.

8.    Receiving Party hereby acknowledges that it owes a fiduciary duty to Wolverine in respect of Wolverine Proprietary & Confidential Information and its use, and further hereby acknowledges that any financial gain, except where permitted in writing by Wolverine, which it now or hereafter derives from the Wolverine Proprietary & Confidential Information are held by the Receiving Property in trust for the sole use and benefit of Wolverine, without reservation or offset whatever.

9.     Any proprietary rights which Receiving Party has or purports to have which constitute a discovery, expansion, development, improvement, enhancement or combination of any of Wolverine Proprietary & Confidential Information shall be held in trust for the sole use and benefit of Wolverine, without reservation or offset whatever.  The Receiving Party hereby assigns all such rights to Wolverine royalty free and in perpetuity and hereby irrevocably constitutes Wolverine to be its lawful attorney to execute all such assignments and other documents necessary or desirable to implement such assignment of rights for the purposes set out herein.

10.    The obligations of the Receiving Party created hereunder in respect of Wolverine Proprietary & Confidential Information shall continue indefinitely beyond the termination of any of the other agreements between the parties or any of the parties.

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11.    This agreement shall be interpreted and enforced according to the laws of the Province of Alberta, Canada.  The Receiving Party hereby irrevocably attorns to the jurisdiction of the Courts of that Province.  The recitals are incorporated herein.  There are no permissions, consents or authorizations in favour of the Receiving Party, except to the extent written herein and including TEXADA CONSULTING INC.  Facsimile and digital signatures are as effective as original signatures.  This Agreement may not be changed, modified, or amended except by the express written agreement of the parties hereto. This Agreement shall be binding upon the heirs, successors and permitted assigns.

WHEREFORE, the Undersigned has hereby entered into this Confidentiality Agreement on the _____ day of __________________, 2007.

_____________________________x____________________________
WitnessReceiving Party (Individual Must Sign)

_________________________________________________
Print NamePrint Name

_________________________Inc./Ltd./Corp.

_____________________________x____________________________
Witness Receiving Party (Corporation, if also representing it)

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Instructions:  Make copies to be signed:  one per person, and make extras to have on hand for others to sign, if permitted

1.Initial each page

2.Date and Sign in your Individual capacity at the bottom of page 4 and print your name

Have the witness sign and print his/her name

3.If you also represent a corporation or other entity, then insert the corporate name or entity name and sign again, this time on behalf of the corporation or other entity.

Have the witness sign and print his/her name

4.Fax the signed form to

Wolverine Exploration Inc.
c/o Chancery Chambers Law Corporation
(604) 535-2581

and mail an Original to:

Chancery Chambers Law Corporation
307A Morgan Creek Corporate Centre
15252 - 32 Avenue,
Surrey, BC
V3S 0R7

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5.Obey the Agreement:  even if you are permitted to disclose the information, the other person must sign a copy of this first.

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SCHEDULE D

INDEMNIFICATION PROVISIONS

D.1    Notice of Claims: Assumption of Defence:  The party entitled to indemnification pursuant to the Agreement (the "Indemnified Party") shall give prompt notice to the party who is obligated to indemnify (the "Indemnifying Party") of the assertion of any claim or the commencement of any suit, action or proceeding by any Person, in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and giving the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request (but the giving of such notice shall not be a condition precedent to indemnification hereunder). The Indemnifying Party may, at its own expense, participate in and, upon notice to the Indemnified Party and the Indemnifying Party's written agreement that the Indemnified Party is entitled to indemnification pursuant to this Article for losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defence thereof; provided that the Indemnifying Party's counsel is reasonably satisfactory to the Indemnified Party, and the Indemnifying Party shall thereafter consult with the Indemnified Party upon the Indemnified Party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right but not the duty to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

D.2    Settlement or Compromise:  Any settlement or compromise made or caused to be made by the Indemnified Party or the Indemnifying Party, as the case may be, of any such claim, suit, action or proceeding shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. No party shall settle or compromise any claim, suit, action or proceeding without the prior written consent of the other party.

D.3     Failure to Give Timely Notice:  A failure to give timely notice as provided in this Schedule shall not affect the rights or obligations of any Party except and only to the extent that, as a result of such failure, any Party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

D.4    Failure of Indemnifying Party to Act:  In the event that the Indemnifying Party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Party of its obligations hereunder.

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D.5    Reductions and Subrogation:  If the amount of any loss at any time subsequent to the time of making any payment under this section is reduced by

(a) any net tax benefit to the Indemnified Party, or

(b) any recovery, settlement or otherwise under or pursuant to any non-life insurance coverage,

the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith) together with interest thereon from the date of payment thereof at Prime Rate shall promptly be repaid by the Indemnified Party to the Indemnifier. Upon making a full payment under this section, the Indemnifying Party shall, to the extent of such indemnity, be subrogated to all rights of the Indemnified Party against any third party that is not an Affiliate of the Indemnified Party in respect of the loss to which the payment made under this section relates but only if the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such loss.

D.6    Interest:  All losses shall bear interest at a rate per annum equal to the Prime Rate plus two (2%) per cent per annum, calculated and payable monthly, both before and after judgment, with interest on overdue interest at the same rate, from the date that the Indemnified Party disbursed funds, suffered damages or losses or incurred a loss, liability or expense in respect of a loss, to the date of payment by the Indemnifying Party to the Indemnified Party.

D.7     Rights in Addition:  The rights of indemnity set forth in this section are in addition and supplemental to any other rights, actions, claims or causes of action which may arise in respect of this Agreement and the transaction contemplated hereby.

D.8    Set-Off:  The Indemnifying Party may set off against any amount due hereunder or otherwise to Indemnified Party. The right to obtain payment on account of the liability of Indemnified Party for losses by setting off all or part of such losses against amounts otherwise due to such parties, shall not relieve the Indemnifying Party of its continuing liability to indemnify the Indemnified Party in the event that the amounts otherwise due to such parties at any time are not sufficient to pay off and discharge completely the losses suffered or incurred by the Indemnified Party.

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SCHEDULE E
RIGHT OF FIRST REFUSAL PROVISIONS

E.1    Offer: If Shenin acquires additional Property, it shall offer in writing to the Buyer at least a 90% undivided interest in the Property (the “Offer”) at whatever price it chooses and the Offer shall remain open for acceptance for ninety (90) days.

E.2    Contents of Offer: The Offer shall include all of the following:

(a)    it shall be for not less than an undivided 90% interest in the Property; if it is for more, the Buyer may elect to purchase only the undivided 90% interest and such shall not be considered a counteroffer, but an acceptance of the Offer to purchase an undivided  90% interest in the Property;

(b)    have attached thereto a summary of the features of the Property, supported by a copy of all information material and relevant to the Property in the possession or control of the Shenin at the time of the Offer, and if such information is no longer in the possession or control of Shenin, then advice as to its last known whereabouts; and

(c)    contain a bona fide cash equivalent as determined by Shenin of any consideration proposed to be paid to Shenin which is other than cash, and shall set forth the method of computing such cash equivalent.

E.3    Alternatives for Buyer:  The Buyer may accept the Offer to the extent of an undivided 90% interest in the Property or to the extent of more if more is offered, reject the Offer, make a counteroffer in which case the Offer dies, or do nothing and let the Offer expire.

E.4    Acceptance:  If the Offer is accepted, it shall close in accordance with its terms within thirty (30) days of the date of acceptance.

E.5    No Acceptance:  If the Offer is not accepted by the Buyer in time, then Shenin is free to sell the whole 100% of its Interest, or any portion of its Interest, for a price and upon terms no less favourable than that made in the Offer or upon price and terms commercially equivalent thereto or greater than the Offer in the commercially reasonable opinion of Shenin.  If the price and terms are not identical to the Offer, they must be disclosed to the Buyer.  Such disclosure does not constitute an Offer, but may afford grounds to invoke the Dispute Resolution Provisions of Schedule B.  If the proposed third party purchaser is not at arm’s length (within the meaning of the Canadian Tax Act) with Shenin, then Shenin shall disclose fully the relationship with the proposed third party purchaser, and such third party purchaser may only purchase if it covenants not to resell the whole or the portion of the Interest acquired for less than it paid for one year from the date of acquisition.

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E.6    Renewed Offer: If Shenin wishes to sell or dispose of or effect the transfer of the Shenin Interest in the Property, for a lower amount or different price and terms, then these provisions shall again apply to any subsequent sale, transfer or disposition of the Interest and so on from time to time.

THIS SHALL BE THE LAST PAGE OF THE AGREEMENT
SAMPLE DISPUTE NOTICE WITHIN THE LIMITATION TIME

WRITTEN NOTICE MADE THIS ___ DAY OF ________, 200_
TO:   name the other party

THE LIMITATION DEADLINE IS DETERMINED AS FOLLOWS:  describe calculation of limitation deadline in accordance with information below

TAKE NOTICE THAT the Undersigned Claimant hereby requests Senior Level Settlement Negotiation:  section B.3 PART I (a) for the following matter:
(i)a concise description of the Dispute,
(ii)the position of such Party in respect thereof, and copies of any documents in support of that position;

(iii)details proposing a meeting among the principals of the Corporation or representatives of the shareholders, or their designees (the “Senior Officers”).  Such meeting shall be held  _____________[insert time and place at least 15 days after service of this notice]_________________ , and

(iv)the following LIMITATION NOTICES, or clear equivalent information:

THE AGREEMENT CONTAINS A LIMITATION DEADLINE WITHIN WHICH TO MAKE CLAIMS AND RESOLVE DISPUTES

DISPUTE RESOLUTION PROVISIONS INCLUDING BINDING ARBITRATION.

The Dispute Resolution process requires that the Parties first attempt Senior Level Settlement Negotiation:  section B.3 PART I (a), failing that then the second step is to attempt non-binding Interest-Based Mediation: section B.3 PART I (b) & (c).  Failing this, the third step is binding Arbitration:  Part II, section B.4.  Section B.4.2 provides two deadlines for demanding Arbitration:
(a) within 30 days after the conclusion of the Mediation (B.4.2(a)), which presumably did not lead to a successful negotiated settlement or Arbitration would not be necessary; and

(b) not later than SIX (6) MONTHS after the later of
(i) when the claim arose, and
(ii) when it was known OR REASONABLY OUGHT TO HAVE BEEN KNOWN by the Claimant.

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This six-month period is automatically extended for whatever time it has taken from the date of service of the “Dispute Notice Within The Limitation Time” to start Senior Level Settlement Negotiation until the conclusion of the Mediation.

YOU MUST within 15 days after delivery of this Notice, submit to the other Parties a written response, setting forth your position in respect of the Dispute and providing copies of any supporting documentation.

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